EXHIBIT INDEX

(d)(2) Investment Management Services Agreement, dated January 10, 2002, between Registrant on behalf of AXP Mid Cap Value Fund and American Express Financial Corporation.

(e)(2) Distribution Agreement, dated January 10, 2002, between Registrant on behalf of AXP Mid Cap Value Fund and American Express Financial Advisors Inc.

(g)(5) Custodian Agreement, dated January 10, 2002, between Registrant on behalf of AXP Mid Cap Value Fund and American Express Trust Company.

(h)(11) Administrative Services Agreement, dated January 10, 2002, between Registrant on behalf of AXP Mid Cap Value Fund and American Express Financial Corporation.

(h)(12) Class Y Shareholders Service Agreement, dated January 10, 2002, between Registrant on behalf of AXP Mid Cap Value Fund and American Express Financial Advisors Inc.

(h)(13) Transfer Agency Agreement, dated January 10, 2002, between Registrant on behalf of AXP Mid Cap Value Fund and American Express Client Service Corporation.

(i)      Opinion and consent of counsel.

(m)(3) Plan and Agreement of Distribution, dated January 10, 2002, between Registrant on behalf of AXP Mid Cap Value Fund and American Express Financial Advisors Inc.

(m)(4) Plan and Agreement of Distribution for Class C, dated January 10, 2002, between Registrant on behalf of AXP Mid Cap Value Fund and American Express Financial Advisors Inc.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated January 9, 2002.

(q)(2) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated January 9, 2002.

(q)(3) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated January 9, 2002.

(q)(4) Officers' Power of Attorney to sign Amendments to this Registration Statement, dated January 9, 2002.